Exhibit 10.9

FIRST AMENDMENT TO POWER PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO POWER PURCHASE AGREEMENT (“Amendment”) is entered into as of this 16th day of January, 2009, by and between Southern California Public Power Authority, (“Buyer”), a public entity and joint powers agency formed and organized pursuant to the California Joint Exercise of Powers Act (California Government section 6500 et seq.), and Milford Wind Corridor Phase I, LLC (“Seller”), a limited liability company organized and existing under the laws of the State of Delaware. Each of Buyer and Seller is referred to individually under this Agreement as a “Party” and together they are referred to as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Power Purchase Agreement (the “PPA”), dated as of March 16, 2007, for the purchase and sale of energy from a wind electric generating facility; and

WHEREAS, the Parties desire to enter into this Amendment and amend the PPA to provide for obtaining a Special Investor and to make other changes to the PPA.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

ARTICLE I

Section 1.1 of the PPA is amended by revising the definition of “Agreement” to read as follows:

“Agreement” means this Power Purchase Agreement, as amended by the First Amendment and as the same may be hereafter amended.”

Section 1.1 of the PPA is amended by adding the following definitions:

“Consent and Agreement” means the Consent and Agreement referred to in Section 14.25.

“Credit Agreement” shall mean the Credit Agreement, to be executed between Seller with the Facility Lenders providing, among other things, for the financing of construction of the Facility, including related development and other project costs, interest and other finance costs during and after construction, reserves and spare parts, contemplated to be outstanding for a period after construction until repaid from proceeds of the Special Investment and Prepayment Amount or proceeds of Buyer’s purchase of the Facility as contemplated herein, or until the right, title and interest of the Facility Lenders in and to the Credit Agreement shall be purchased, together with the related promissory notes and collateral documents, pursuant to Section 1.3 of the Consent and Agreement.

“Facility Debt” shall mean payment obligations of Seller to the Facility Lenders under the Credit Agreement outstanding at any date of application of such term, with the understanding that when such term is used with reference to repayment of the Facility Debt, the amount is calculated as of the date of repayment, including principal of, premium and interest on indebtedness, fees, expenses or penalties, amounts due upon acceleration, prepayment or restructuring, tax credit or benefit monetization, swap or interest rate hedging breakage costs and any claims or interest due with respect to any of the foregoing.

“Facility Purchase Date” shall mean the date on which Buyer purchases the Facility from Seller pursuant to the terms and conditions set forth in Section 2.13 hereof.

“First Amendment” means the First Amendment to Power Purchase Agreement, dated as of January 16, 2009, between Buyer and Seller.

“Independent Engineer” has the meaning set forth in Section 2.13 hereof.

“Special Investment” has the meaning set forth in Section 2.13 hereof.

“Special Investment Deadline” has the meaning set forth in Section 2.13 hereof.

In the definition of “Special Purpose Entity,” the following language shall be added after the word “Person” in the two places that it appears in clause (u): “(other than an Affiliate of Seller solely with respect to debts incurred for the performance of an obligation of Seller under this Agreement).”

ARTICLE II

Section 2 of the PPA is amended by adding a new Section 2.13 to read as follows:

Section 2.13   Extension for Special Investment.

(a)                                 If, upon an achievement of the Commercial Operation Date on or prior to December 31, 2009, a direct or indirect investment by a non-Affiliate of Seller that intends to utilize Production Tax Credits (“Special Investment”) is not in place and Seller notifies Buyer in writing sixty (60) days prior to the anticipated Commercial Operation Date that Seller has determined, after the exercise of due and reasonable diligence, that Seller will be unable to obtain a Special Investment on commercially reasonable terms prior to the earlier of (i) September 30, 2010 or (ii) the first anniversary of the Commercial Operation Date (the “Special Investment Deadline”), Buyer shall purchase the Facility from Seller within ninety (90) days following the Commercial Operation Date at a purchase price of $2,000 (less any reductions to the purchase price for the Facility as provided in Section 2.13(h)) per installed KW of Contract Capacity. From the Commercial Operation Date until the Facility Purchase Date, Buyer shall pay Seller $50.00 per MWh for all Delivered Energy (including all Delivered Excess Energy and Delivered Guaranteed Generation) and shall make the Environmental Attributes Payment and reimburse Seller for all Taxes and Operating Insurance premiums as set forth in Appendix A.

(b)                                 If, upon an achievement of the Commercial Operation Date on or prior to December 31, 2009, a Special Investment is not in place and Seller notifies Buyer in writing sixty (60) days prior to the anticipated Commercial Operation Date that Seller has determined, in its reasonable judgment, that Seller is likely to obtain a Special Investment on commercially reasonable terms prior to the Special Investment Deadline, Buyer shall not pay to Seller the Prepayment Amount, but instead Buyer shall pay Seller $50.00 per MWh for all Delivered Energy (including all Delivered Excess Energy and Delivered Guaranteed Generation) and shall make the Environmental Attributes Payment and reimburse Seller for all Taxes and Operating Insurance premiums as set forth in Appendix A; provided, however, that such obligation for payment for the Delivered Energy shall terminate upon payment by the Buyer of the Prepayment Amount or upon the purchase by the Buyer of the Facility as set forth herein below in this Section 2.13. If, prior to the Special Investment Deadline, the Special Investment is in place, Buyer shall (a) pay to Seller, within ninety (90) days of Seller’s notice to Buyer that such Special Investment is in place, the Prepayment Amount, and (b) make all other payments to Seller as provided in Section 3.1 and Appendix A.

(c)                                  If, under paragraph (b) above, the Special Investment is not in place prior to the Special Investment Deadline, then Buyer shall purchase the Facility from the Seller within ninety (90) days following the Special Investment Deadline at a purchase price of $2,000 (less any reductions to the purchase price for the Facility as provided in Section 2.13(h)) per installed KW of Contract Capacity. Prior to such date of purchase, Buyer shall pay Seller $50.00 per MWh for all Delivered Energy (including all Delivered Excess Energy and Delivered Guaranteed Generation) and shall make the Environmental Attributes Payment and reimburse Seller for all Taxes and Operating Insurance premiums as set forth in Appendix A.

(d)                                 If the Commercial Operation Date does not occur by December 31, 2009, but occurs prior to any default under Section 11.1(e) arising from a failure to achieve the Commercial Operation Date, then Buyer shall purchase the Facility from the Seller within ninety (90) days following the Commercial Operation Date at a purchase price of $1900 (less any reductions to the purchase price for the Facility as provided in Section 2.13(h)) per installed KW of Contract Capacity. From the Commercial Operation Date until the Facility Purchase Date, Buyer shall pay Seller $50.00 per MWh for all Delivered Energy (including all Delivered Excess Energy and Delivered Guaranteed Generation) and shall make the Environmental Attributes Payment and reimburse Seller for all Taxes and Operating Insurance premiums as set forth in Appendix A.

(e)                                  Seller shall proceed with due and reasonable diligence to obtain a Special Investment on commercially reasonable terms on or before the Special Investment Deadline, and shall provide to Buyer in a monthly report to Buyer an explanation of the progress made by Seller to obtain the Special Investment.

(f)                                    The obligation of Buyer to purchase the Facility under this Section 2.13 will be subject only to the conditions set forth in Section 2.5(j) of the Agreement and the following additional conditions:

(i)                                     an independent engineer engaged by Buyer and reasonably acceptable to Seller (the “Independent Engineer”) shall have confirmed that Commercial Operation has occurred with respect to the Facility;

(ii)                                  Seller is not in Default under the Agreement, except for any Default which would not reasonably be expected to adversely affect Buyer as a result of its purchase, ownership or operation of the Facility or the sale or use of Energy or Environmental Attributes thereof, Seller shall have complied with Sections 7.2 and 7.3 and shall have assigned to Buyer all warranty rights and claims under turbine purchase agreements and construction and equipment purchase contracts, and Seller shall be deemed to give the “warranty and guarantee” as set forth in the second sentence of Section 7.1 of the Agreement, with the understanding that Seller does not thereby and is not required thereby, to warrant or guarantee any circumstance which is a casualty addressed by Section 2.13(f)(iv) or which has resulted in a warranty claim against the manufacturer or a contractor, with the understanding that if any such warranty claim is outstanding, the repair costs and attendant Energy loss will be covered by Repair Assurances in the same manner as if such warranty claim were a casualty,, as described in Section 2.13(f)(iv);

(iii)                               the Facility Lender shall release or shall have released its lien or liens, if any, on the Facility and its security interests, if any, pertaining to the Agreement;

(iv)                              no condemnation shall be pending or threatened with respect to the Facility, or any portion thereof material to the ownership or operation of the Facility, and no unrepaired casualty shall exist with respect to the Facility or any portion thereof material to the ownership or operation of the Facility, unless, (A) in the opinion of the Independent Engineer, such casualty is capable of repair in a reasonably satisfactory time-frame (the “Casualty”), (B) the Independent Engineer delivers to Buyer and Seller the Independent Engineer’s estimate of the date by which all repair work relating to the Casualty will be completed (the “Repair Deadline”), and (C) the Seller shall provide, or cause to be provided, to Buyer a perfected first lien on and priority security interest in the Transmission Line (exclusive of the Facility Transmission Line Interests and the next 100 MW of capacity of the Transmission Line for any future projects between Seller and/or its Affiliates and Buyer and/or any of its members) pursuant to a deed of trust in form and substance reasonably acceptable to Buyer (the “Transmission Line Deed of Trust”), as security for the performance of repair of the Casualty by Seller and payment by Seller of the cost thereof and indemnification of Buyer by Seller for the cost thereof, as well as the payment by Seller to Buyer of the value of the Energy lost by Buyer as a result of such Casualty, all as hereinafter in this Section 2.13(f) (iv) set forth; provided that the Transmission Line Deed of Trust shall not be assigned or transferred without the prior written consent of the Seller.

Anything in the Agreement to the contrary notwithstanding, Seller shall retain all applicable warranty rights and insurance claims relating to the Casualty, and Seller shall be responsible for the satisfactory completion of the repair of the Casualty (as determined by the Independent Engineer) and the payment of the cost of such repair by a date that is no later than the Seller Repair Sunset Date

(as hereinafter defined). In the event that Seller shall not complete the repair of the Casualty as provided in the next preceding sentence, Buyer will proceed with such repair and shall be entitled under the Transmission Line Deed of Trust to take action, whether judicial or non-judicial, to foreclose upon and sell the Transmission Line interests held thereunder as security, or take a deed in lieu of foreclosure thereof. The proceeds of such foreclosure sale shall be applied to the costs of the performance of the obligations secured by the Transmission Line Deed of Trust, including related costs and expenses and, upon the termination and release of the Transmission Line Deed of Trust as hereinafter in this Section 2.13(f)(iv) provided, all remaining proceeds, if any, shall be refunded to Seller.

Upon the Independent Engineer’s determination of the satisfactory repair of the Casualty (whether by Seller not later than the Seller Repair Sunset Date or, in the event Seller shall not complete the repair by the Seller Repair Sunset Date, by Buyer thereafter), the Independent Engineer shall calculate the amount of Energy valued at $56 per MWh that Buyer lost as a result of the Casualty for the period from the date of the Facility purchase through the date of the repair of the Casualty (the “Lost Energy Amount”) and shall notify Seller and Buyer of such calculation. Within thirty (30) days after receipt of such notice, based on such calculation, Seller shall pay the Lost Energy Amount to Buyer; provided, however, that in the event that Seller shall fail to pay Buyer the Lost Energy Amount, Buyer shall be entitled under the Transmission Line Deed of Trust to take action, whether judicial or non-judicial, to foreclose upon and sell the Transmission Line interests held thereunder as security, or take a deed in lieu of foreclosure, thereof, or if Buyer shall have previously foreclosed on such Transmission Line interests as above provided in this Section 2.13(f)(iv), to apply proceeds of such foreclosure sale to the payment to Buyer of the Lost Energy Amount. Upon payment to Buyer of the Lost Energy Amount as provided hereunder, Buyer shall terminate and release or cause the termination and release of the Transmission Line Deed of Trust and, in the event that a foreclosure sale shall have taken place, all remaining proceeds of such foreclosure sale, if any, shall be refunded to Seller.

“Seller Repair Sunset Date” means the date that is ninety (90) days after the Repair Deadline; provided that such Repair Deadline shall be extended one or more times by the Independent Engineer following a request by Seller no later than the Repair Deadline (or any subsequent extension thereof as determined by the Independent Engineer), if the Independent Engineer shall reasonably determine that Seller’s inability to meet the Repair Deadline (or any such subsequent extension thereof) was beyond the reasonable control of Seller and not the result of Seller’s negligence. The Independent Engineer shall be required to make such a determination prior to the Repair Deadline (and any subsequent extension thereof) provided that Seller makes a timely request for such determination.

Notwithstanding anything in the Agreement to the contrary, the terms and conditions contained in this Section 2.13(f)(iv) shall survive the termination or expiration of the Agreement

(v)                                 Buyer shall have received incumbency certificates, secretary certificates, good standing certificates, resolutions and formation documents of Seller as are customary for transactions of this type, each of which is reasonably satisfactory to Buyer;

(vi)                              Buyer shall have received a customary legal opinion in form and substance reasonably satisfactory to Buyer;

(vii)                           Buyer shall have received a final ALTA as-built survey, in form and substance reasonably satisfactory to Buyer, of the real property interests in the Facility Premises prepared by an independent licensed surveyor, that is warranted by Seller as accurate as of the Facility Purchase Date;

(viii)                        Buyer shall have received a fully paid policy or policies of title insurance in favor of Buyer as to the Facility Premises that is reasonably satisfactory to Buyer; and

(ix)                                Buyer shall have received an estoppel certificate from each landowner, other than USBLM or any agency of the State of Utah, under the Leases and Property Agreements in form and substance reasonably satisfactory to Buyer, and Buyer shall have received evidence to its reasonable satisfaction that estoppel certificates are not available from the USBLM or any such agency of the State of Utah, and Buyer shall be reasonably satisfied that Seller is in material compliance with the Leases and Property Agreements of Seller with USBLM and the State of Utah.

(x)                                   There shall be no third party liabilities with respect to the Facility that are payable by Seller the payment of which which has not been settled pursuant to Section 2.5(j)(3) of the Agreement, and no amounts shall be payable by Seller to Buyer under the Agreement.

(g)                                The failure by Buyer to purchase the Facility or to pay the Prepayment Amount as set forth in this section shall be considered to be a payment default under Section 11.1(a), subject to the cure provisions set forth therein.

(h)                                 The purchase price for the Facility provided in Sections 2.13(a), 2.13(c) and 2.13(d) shall be reduced solely by (i) any amount which Buyer has expended to cure a Seller default as provided in Section 7.4, but in no event by an amount in excess of $5,000,000 and (ii) any amounts provided in Section 11.3(c).

ARTICLE III

Section 2.5 of the PPA shall be amended as follows:

An introductory provision shall be added following the heading of Section 2.5 to read as follows: “If the Commercial Operation Date shall occur on or prior to December 31, 2009, the following provisions shall be applicable:”

Section 2.5(a) of the PPA is amended to read as follows:

“(a) Except as otherwise provided in Section 2.13, in the event that the Commercial Operation Date shall not occur by December 31, 2008 but shall occur prior to any default under Section 11.1(e) arising from a failure to achieve the Commercial Operation Date, and on or prior to the Commercial Operation Date the Production Tax Credits for wind generating facilities shall have been extended so as to apply to the Facility at a value that is at least equal to 95% (but does not exceed 100%) of the value of the Expected Production Tax Credits on the Commercial Operation Date, the Buyer shall pay to the Seller (A) within 90 days following the Commercial Operation Date the Prepayment Amount and (B) all other payments as provided in Section 3.1 and Appendix A.”

ARTICLE IV

Section 3.1 of the PPA is amended as follows:

Section 3.1(a) is amended by revising the second sentence thereof to read as follows:

“Except as provided in Section 2.13 with respect to the purchase of the Facility by Buyer, on or before the Commercial Operation Date (or such date as specified in Section 2.5 or Section 2.13, as applicable, if the Prepayment Amount is deferred as provided therein), Buyer shall pay to Seller the Prepayment Amount set forth in Appendix I for the Guaranteed Generation calculated as provided in Section 3.1(c), except as otherwise provided in Section 2.5(g).”

Section 3.1(c) is amended by revising the second sentence thereof to read as follows:

“The calculation of such planned Guaranteed Generation shall be based on a written certification, to be furnished to Buyer with such declaration, of the P99 Energy for the planned Contract Capacity, multiplied by twenty (20) years, unless payment of the Prepayment Amount is deferred as provided in Section 2.5 or Section 2.13, as applicable, in which case the P99 Energy for the planned Contract Capacity shall be multiplied by the number of years (and, if applicable, a fraction of a year) between the date of payment of the Prepayment Amount and the end of the Delivery Term; provided, however, that such calculation of the planned Guaranteed Generation shall in no event be based on an amount of planned Contract Capacity greater than 110% of the Early Completion Facility Configuration consisting of the actual Contract Capacity installed on the Commercial Operation Date.”

ARTICLE V

Section 7 of the PPA is amended by adding a new Section 7.4 to read as follows:

Section 7.4 Buyer Cure Rights.  The provisions of the Credit Agreement which relate to the Buyer’s cure rights and the enforcement thereof shall be in form and substance reasonably acceptable to Buyer and shall provide Buyer with the right, but not the obligation, at any time, to pay any or all amounts due from Seller thereunder and to do any other act or thing required of Seller, in each case to cure any default of Seller thereunder or to prevent the termination of the Credit Agreement or the exercise of any remedy by the Facility Lenders thereunder which would preclude Buyer from exercising its purchase option pursuant to Section 14.26, as contemplated by Section 1.3 of the Consent and Agreement. Under the Credit Agreement the Facility Lenders shall agree not to exercise remedies under the Credit Agreement or any related collateral documents which would preclude Buyer from exercising its purchase option pursuant to Section 14.26, as contemplated by Section 1.3 of the Consent and Agreement until Buyer has been given 30 days from its receipt of notice by the Facility Lenders of the default by Seller to cure a monetary default and, if such default is non-monetary, 60 days from receipt of such notice (or up to 90 days, so long as Buyer is diligently pursuing appropriate action to cure and has made progress toward curing such non-monetary default); and the effect of any such cure by Buyer shall be as if Seller had cured the applicable default within the cure period afforded Seller under the Credit Agreement, including cessation of exercise of remedies by the Facility Lenders. Upon any payment or cure by the Buyer relating to such a default by Seller, the amounts expended by Buyer to provide such cure, including any defaulted payment and interest thereon and all other payments made and expenses incurred by Buyer in providing such cure shall be recovered by Buyer as follows: (i) in the event of the payment of the Prepayment Amount and purchase of Delivered Energy by Buyer, from and after the date of payment of the Prepayment Amount but subject to the provisions with respect to Shortfall Energy under Sections 12.1 and 12.2, such amounts expended to provide such cure shall be applied in reduction of the Excess Energy Price payable by Buyer for Excess Energy as provided under Section 3.1, or (ii) in the event of the purchase of the Facility by Buyer under Section 2.13 or Section 11.2(e)(ii), the purchase price shall be reduced by such amounts expended to provide such cure, subject, however, in the case of a purchase under Section 2.13, to the provisions of Section 2.13(h). For purposes of exercising and enforcing its cure rights as set forth in this Section 7.4 and in the Credit Agreement, Buyer shall be an express third party beneficiary of the applicable provisions under the Credit Agreement. No action of Buyer taken pursuant to the exercise of its rights as provided in this Section 7.4 shall be deemed to be a waiver of any right accruing to Buyer on account of the occurrence of any matter which constitutes a default or a breach of Seller’s obligations under the Agreement.

ARTICLE VI

Section 11.1(e) of the PPA is amended by deleting “270” and adding in its place “516” on the second line before the word “days.”

ARTICLE VII

Section 11.2 of the PPA is amended by adding a new paragraph 11.2(e) to read as follows:

(e)           In addition to any rights Buyer may have under Section 11.2(d), Buyer shall have the option to purchase the Facility within six (6) months after the date Buyer delivers a termination notice following a default by Seller under Section 11.1(e) at the fair market value of the Facility, provided, however, that the purchase price shall not be less than the greater of (i) the Facility Debt at the date of the purchase of the Facility or (ii) $1900 (less any reductions to the purchase price for the Facility as provided in the Agreement), per KW of installed Contract Capacity. The fair market value of the Facility will be based on the amount that would be received in an arms-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell such interest and would be determined by a single qualified appraiser selected by the Parties. Seller shall exercise commercially reasonable efforts to satisfy the conditions set forth pursuant to Section 2.13(f), which shall apply to such purchase and sale unless waived by Buyer. In the event that Buyer exercises its option to purchase the Facility under this paragraph, the Agreement shall terminate without further liability to either Party.

ARTICLE VIII

~~Section 11.3(a) is amended to read as follows:~~

(a)           If Seller fails to achieve the Commercial Operation Date by June 30, 2009 except to the extent due to a Force Majeure event, Seller shall pay liquidated damages to Buyer in an amount equal to $40,000/day for each day of delay after June 30, 2009 (or such later date due to a Force Majeure event as aforesaid) and on or prior to December 31, 2009.

A new Section 11.3(b) shall be added to read as follows:

(b)           In addition to liquidated damages payable under Section 11.3(a), if Seller fails to achieve the Commercial Operation Date by December 31, 2009, except to the extent due to a Force Majeure event, but shall achieve the Commercial Operation Date prior to any default under Section 11.1(e) arising from a failure to achieve the Commercial Operation Date, Seller shall pay liquidated damages to Buyer in an amount equal to $40,000/day for each day of delay after December 31, 2009 (or such later date due to a Force Majeure event as aforesaid) provided that the maximum liability of Seller under this Section 11.3(b) shall not exceed $7.2 million.

A new Section 11.3 (c) shall be added to read as follows:

(c)           In the event that the Commercial Operation Date occurs after March 31, 2009, the Prepayment Amount, or, in the event Buyer shall purchase the Facility from Seller, the purchase price for the Facility, shall be reduced by the liquidated damages that would have been due pursuant to Section 11.3(a) if the deadline in that section for the Seller to achieve Commercial Operation (except to the extent due to a Force Majeure event) had been March 31, 2009 instead of June 30, 2009; provided that the period for which liquidated damages is calculated for purposes of this Section 11.3(c) shall not extend beyond June 30, 2009.

ARTICLE IX

A new Section 14.25 shall be added to the PPA to read as follows:

Section   14.25     Construction Financing Secured by Lien on Facility. Notwithstanding the provision in Section 5.1 as to the ownership of the Facility by Seller during the Agreement Term, Seller may secure its obligations under the Credit Agreement by granting a lien on and security interest in and to the Facility under a deed of trust and related documents which shall include an assignment of Seller’s rights and interests under the Agreement; provided that such deed of trust and related documents shall be subject to, and Seller, Buyer and the Facility Lenders shall enter into and comply with, the terms and provisions of a Consent and Agreement in substantially the form set forth in Appendix K to the Agreement and attached to this Amendment.

ARTICLE X

A new Section 14.26 shall be added to the Power Purchase Agreement to read as follows:

Section 14.26.      Buyer’s Option to Purchase in Lieu of Foreclosure.   In the event of any default by Seller under the Credit Agreement that has not been cured and upon receipt by Buyer of a Foreclosure Notice (as defined in the Consent and Agreement), Buyer shall have the right, at its option, to purchase the Facility from Seller in lieu of foreclosure as set forth in this Section 14.26. In the event that Buyer furnishes written notice to Seller with a copy to the Facility Lenders within 60 days following Buyer’s receipt of such Foreclosure Notice that it will exercise its option to purchase the Facility and setting forth the date of such purchase (which shall be within 90 days following the date of such Foreclosure Notice), Buyer shall purchase the Facility from Seller as hereinafter provided. In the case of such purchase of the Facility, Buyer shall furnish Seller with at least 15 days written notice of the date of purchase and furnish a copy of such notice to the Facility Lenders. The purchase price of the Facility shall be paid by the Buyer to the account designated by the Facility Lenders and shall be equal to the amount of the Facility Debt. Seller shall exercise commercially reasonable efforts to satisfy the conditions set forth pursuant to Section 2.13(f), which shall apply to such purchase and sale unless waived by Buyer. Seller agrees and expressly represents and warrants to Buyer that its rights to sell the Facility to Buyer in accordance with the provisions of this Section 14.26 do not and will not conflict with and are permitted by the Credit Agreement and the deed of trust and related agreements and documents securing Seller’s performance under the Credit Agreement.

ARTICLE XI

Appendix A of the PPA shall be amended by inserting a footnote keyed to the provision of paragraph 1 thereof with respect to the calculation of the Excess Energy Price (EEP), such footnote to read as follows:

*Except that the Excess Energy Price is $50 per MWh for any period or periods, if applicable, during which Delivered Energy is priced at $50 per MWh as provided in Section 2.13(a), (b), (c) or (d).

ARTICLE XII

A new Appendix K in the form attached to this Amendment and containing the form of the Consent and Agreement referred to in Section 14.25 shall be appended to the Agreement.

ARTICLE XIII

A.            Each Party represents and warrants that it is authorized to enter into this Amendment, that this Amendment does not conflict with any contract, lease, instrument, or other obligation to which it is a party or by which it is bound, which conflict could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations hereunder, and this Amendment represents its valid and binding obligation, enforceable against it in accordance with its terms.

B.            This Amendment shall be interpreted, governed by, and construed under the laws of the State of California without consideration of conflicts of law principles.

C.            This Amendment may be executed in counterparts and upon execution by each signatory, each executed counterpart shall have the same force and effect as an original instrument and as if all signatories had signed the same instrument. Any signature page of this Amendment may be detached from any counterpart of this Amendment without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Amendment identical in form hereto by having attached to it one or more signature pages.

D.            Section headings appearing in this Amendment are inserted for convenience only and shall not be construed as interpretations of text.

E.             Except as specifically provided in this Amendment, no amendments, revisions or changes are made or have been made to the PPA. All other terms and conditions of the PPA remain in full force and effect.

F.             This Amendment shall become effective on the date that it is duly executed and delivered by both Parties.

IN WITNESS WHEREOF, each Party was represented by legal counsel during the negotiation and execution of this Amendment and the Parties hereto have executed this Amendment as of the date set forth at the beginning of this Amendment.

Southern California Public Power Authority

Date:	1/16/09	By:	/s/ Marcie L. Edwards

		Marcie L. Edwards		, President

		Attest:	/s/ Bill D. Carnahan

			Bill D. Carnahan	, Assistant Secretary

Milford Wind Corridor Phase I, LLC

Date:	1/16/09	By:	/s/ Paul J. Gaynor

Name: Paul J. Gaynor

Its: President

		Attest:	/s/ Michael Alvarez